SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  July 31, 2006

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800
Los Angeles, California  90067
(Address of principal executive offices, including zip code)

(310) 552-1776
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On July 31, 2006, First Regional Bancorp amended Article FOUR of its Articles of Incorporation (the “Amendment”) in connection with its previously declared three-for-one stock split.  The Amendment effected the three-for-one stock split by splitting and converting each share of First Regional’s stock into three shares.  The Amendment likewise increased the number of First Regional shares authorized for issuance from 50,000,000 to 150,000,000.

The record date of the stock split was the close of business as of July 31, 2006 and the distribution date will be August 21, 2006.  Accordingly, each shareholder of record as of the close of business on July 31, 2006 is entitled to receive two additional shares for each share owned by such shareholder as of the close of business on July 31, 2006.  Such shares will be mailed or delivered by Mellon Investor Services, First Regional’s transfer agent, as of August 21, 2006.  As a result, First Regional’s stock price is expected to adjust the day after the distribution date, or August 22, 2006.

A copy of the Certificate of Amendment effecting the Amendment is attached as Exhibit 3 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

3                                          Certificate of Amendment, dated July 31, 2006, to the Articles of Incorporation of First Regional Bancorp, splitting each share of stock into three shares and likewise increasing the number of shares authorized for issuance from 50,000,000 to 150,000,000.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2006

FIRST REGIONAL BANCORP

By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary